                                                                    Exhibit 1.1


                       4,325,000  Shares of Common Stock


                           HOMEGATE HOSPITALITY, INC.





                             UNDERWRITING AGREEMENT
                             ----------------------


                               October ____, 1996



BEAR, STEARNS & CO. INC.
MONTGOMERY SECURITIES
 As Representatives of the
 several Underwriters named in
 Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Dear Sirs:

     Homegate Hospitality, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") 4,325,000 shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), which shares of Common Stock are herein referred to as the "Firm Shares." In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to issue and sell to the Underwriters, at the option of the Underwriters, up to an additional 648,750 shares of Common Stock (the "Additional Shares"). The Firm Shares and any Additional Shares purchased by the Underwriters are herein referred to as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

     It is understood that, on or prior to the Closing Date (as defined herein), the Company and Extended Stay Limited Partnership, a Delaware limited partnership ("ESLP"), will enter into a series of transactions referred to in the Prospectus (as defined herein) as the Formation. The merger agreement and any other agreement, document or instrument entered into in connection with the Formation are collectively referred to herein as the "Formation Documents" and each singly as a "Formation Document." Under the terms of the Formation Documents, the current capital partners of ESLP will contribute in cash any amounts remaining due on their initial obligations to contribute $20 million to ESLP, and the Company will succeed to all of the assets and liabilities of ESLP as a result of the merger of ESLP with and into the Company.

          1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that (in each of paragraphs (a) through (dd), after giving effect to the Formation):

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No.333-11113), for the registration of the offering and sale of the Shares under the Securities Act of 1933, as amended (the "Act").
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    The registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein referred to as the "Registration Statement," and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 or Rule 430A of the Regulations.


          (b) When the Registration Statement shall become effective, when any amendment to the Registration Statement becomes effective, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, and at all times subsequent thereto and including the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto will comply in all material respects with the applicable provisions of the Act and the Regulations and will contain all statements that are required to be stated therein in accordance with the Act and the Regulations, and will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and no event will have occurred that should have been set forth in an amendment or supplement to the Registration Statement or Prospectus that has not then been set forth in such an amendment or supplement. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the offering and sale of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof.

          (c) Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares, nor, to the knowledge of the Company, have any of such authorities instituted or threatened to institute any proceedings with respect to a stop order.

          (d) To the best knowledge of the Company, Ernst & Young LLP ("E&Y"), whose reports are filed with the Commission as a part of the Registration Statement, are independent public accountants with regard to the Company as required by the Act and the Regulations.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties, financial condition, results of operations or prospects of the Company or any of its subsidiaries whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet included in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries have incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities and obligations that are reflected in or contemplated by the Registration Statement and the Prospectus.

          (f) The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

          (g) The execution, delivery, and performance of this Agreement and each of the Formation Documents and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, ESLP or any of their respective subsidiaries, pursuant to the terms of any agreement, instrument, franchise, license or permit to which the Company, ESLP or any of their respective subsidiaries is a party or by which any of such corporations, partnerships or their respective properties or assets may be bound, or (ii) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or the partnership agreement of ESLP or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, ESLP or any of their respective subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, ESLP or any of their respective subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and each of the Formation Documents and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except (i) the registration under the Act of the Shares, (ii) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and (iii) the filing of the applicable Formation Documents with the Secretary of State of the State of Delaware in order to effect the Formation.

          (h) All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Company had, at August 22, 1996, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Shares, when delivered and sold in accordance with this Agreement will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights. None of such Shares when delivered will be subject to any lien, claim, encumbrance, restriction or any other claim of any third party. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or partnership in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation or partnership in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not reasonably be expected in the aggregate to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from any public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted or proposed to be conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such approvals, authorizations, orders, registrations, qualifications, licenses and permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect. All the outstanding shares of capital stock or partnership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, as of the Closing Date, will be owned by the Company directly or indirectly through one or more subsidiaries.

          (j) The execution and delivery of, and the performance by the Company and ESLP of their respective obligations under, each Formation Document will be duly and validly authorized by the Company and ESLP, and each Formation Document will be duly executed and delivered by the Company and, as applicable, ESLP on or prior to the Closing Date and each Formation Document will constitute the legally valid and binding agreement of the Company and ESLP enforceable against the Company and ESLP in accordance with its terms.

          (k) No income for Federal income tax purposes will be recognized by the Company or any of its subsidiaries as a result of the consummation of the Formation. During the terms of its existence ESLP has been properly classified as a partnership for Federal income tax purposes.

          (l) The shares of Common Stock issued in the Formation will be issued in transactions exempt from the registration requirements of the Act and under all applicable state securities or Blue Sky laws.

          (m) Neither the Company nor any of its subsidiaries (i) is in violation of its corporate charter or bylaws or partnership agreements, as applicable, (ii) is in default under any lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary or any property of the Company or any such subsidiary may be bound or affected, which default could reasonably be expected to result in a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject and has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which violation or failure could reasonably be expected to result in a Material Adverse Effect.

          (n) Except as described in the Registration Statement and the Prospectus (including the notes to the financial statements included therein), there are no outstanding warrants, options or rights to purchase any shares of the capital stock of the Company, or any securities convertible into shares of the capital stock of the Company, and there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon, any Common Stock pursuant to the Company's Certificate of Incorporation or Bylaws or any agreement or other instrument to which the Company is a party or by which it is bound.

          (o) There is no litigation or proceeding pending or, to the knowledge of the Company, threatened, before or by any court or government agency, authority or body, or any arbitrator against the Company or any of its subsidiaries that (i) could reasonably be expected to result in a Material Adverse Effect, or (ii) is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed and adequately summarized therein.

          (p) The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the preliminary prospectus or the Prospectus present fairly in accordance with generally accepted accounting principles the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Except as included in the Registration Statement, no financial statement schedules of the entities for which financial statements have been included in the Registration Statement are required to be filed with the Registration Statement pursuant to Regulation S-X promulgated by the Commission. The selected financial data for the Company and the other entities set forth under the captions "Prospectus Summary-Summary Financial Information" and "Selected Financial Data" in the Prospectus have been prepared on a basis consistent with the financial statements of the entities for which financial statements have been included in the Registration Statement. No other financial statements of the Company or any other entity are required by the Act or the Regulations to be included in the Registration Statement or the Prospectus. The pro forma financial information included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of Rule 3-05 and Article 11 of Regulation S-X, and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable.

          (q) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries or affiliates, on the one hand, and the directors, officers or shareholders of the Company or any of its subsidiaries or affiliates on the other hand, which is required by the Act or by the Regulations to be described in the Registration Statement and the Prospectus that is not so described or is not adequately described.

          (r) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Regulations, that have not been filed as exhibits to the Registration Statement, or that are required to be summarized in the Prospectus that are not so summarized or are not adequately summarized.

          (s) No person has the right to request or require the Company or any of its subsidiaries to register any capital stock for offering and sale under the Act whether by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares or, except as discussed in the Registration Statement, otherwise.

          (t) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (u) The Common Stock has been authorized for quotation on the Nasdaq Stock Market's National Market, subject to notice of issuance.

          (v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any written notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

          (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to result in a Material Adverse Effect.

          (x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock or partnership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

          (y) Each of the Company and ESLP has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to result in a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

          (z) The Company and each of its subsidiaries have (i) good and indefeasible title in fee simple to all real property and the improvements located thereon reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus) and (ii) good and indefeasible title to all personal properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are described in the Prospectus and such as in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries hold its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company and its subsidiaries own or lease all such properties as are necessary to its operations as now conducted. No person has an option or right of first refusal to purchase all or part of any real property or improvements located thereon owned by the Company or any of its subsidiaries or any interest therein. All real property and improvements located thereon owned by the Company or any of its subsidiaries comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties, except if and to the extent disclosed in the Prospectus and except for such failure to comply that could not reasonably be expected to result in a Material Adverse Effect). Neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of their properties except such proceedings or actions that could not be reasonably expected to result in a Material Adverse Effect.

          (aa) Except as otherwise disclosed in the Prospectus, neither the Company, any of its subsidiaries nor, to the knowledge of the Company or any of them, any entity ("Selling Entity") from which any of them acquired any property or from which any of them proposes to acquire any property has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property leased or owned or by any means controlled by the Company or any of its subsidiaries (the "Real Property"), except as in material compliance with applicable laws; to the knowledge of the Company and its subsidiaries, the Real Property and the Company's, its subsidiaries' and the Selling Entities' operations with respect to the Real Property are in material compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company, its subsidiaries and the Selling Entities have, and are in material compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, none of the Company, its subsidiaries or, to the knowledge of the Company or its subsidiaries, any Selling Entity has received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company, any of its subsidiaries or any Selling Entity; alleges that the Company, any of its subsidiaries or any Selling Entity is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601, et seq. or any state
                                                        -- ---
    superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company or any of its subsidiaries is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

          (bb) None of the Company or any of its subsidiaries is, will become as a result of the transactions contemplated hereby, or will conduct their respective businesses in a manner in which any such entity would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (cc) To the knowledge of the Company and its subsidiaries, there is no material defect in the condition of any Real Property owned by any of them or to be acquired by any of them in the Formation, the improvements thereon, the structural elements thereof, or the mechanical systems therein, nor any material damage from casualty or other cause, nor any soil condition of any such Real Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of such Real Property as part of its scheduled annual maintenance and improvement program. Other than as set forth in the Registration Statement or Prospectus, none of the Company or any of its subsidiaries is aware of any material capital expenditures (other than expenditures for maintenance in the ordinary course of business) which will be required in connection with any Real Property owned by any of them.

          (dd) As of the Closing Date, the Formation shall have been consummated as set forth in the Prospectus.

          2.    Purchase, Sale and Delivery of the Shares.

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          (a)   On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell the Firm Shares to the several Underwriters, and each Underwriter, severally and not jointly, agrees to purchase the number of Firm Shares set opposite that Underwriter's name in
    Schedule I hereto, at $ ______per share. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

          Delivery of certificates, and payment of the purchase price, for the Firm Shares shall be made at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m., New York time, on the third full business day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third business day after the determination of the initial public offering price of the Shares or the fourth business day after the determination of the initial public offering price of the shares if such determination is made after 4:30 p.m. E.S.T.), or at such other time as shall be agreed upon by you and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the certificates for the Firm Shares shall be made to you for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Firm Shares to the order of the Company by certified or official bank checks payable in New York Clearing House funds.

          Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

           (b) In addition, the Company hereby grants to the several Underwriters the option to purchase up to 648,750 Additional Shares at the same purchase price per share to be paid by the several Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the several Underwriters. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the effective date of the Registration Statement, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          The number of Additional Shares to be sold to each Underwriter shall be the number that bears the same relationship to the aggregate number of Additional Shares being purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof), bears to the aggregate number of Firm Shares being purchased hereby, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Additional Shares shall be made by certified or official bank check, in New York Clearing House funds, payable to the order of the Company at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

          3. Offering. It is understood that after the Registration Statement becomes effective the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

          4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

          (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing. The Company will notify you immediately (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information,
    (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (iv) of the receipt of any comments from the Commission, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such stop order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) that will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the several Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares in such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof.

          (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of the 12-month period beginning after the date the Prospectus is filed with, or mailed for filing to, the Commission pursuant to Rule 424(b), an earnings statement (which need not be audited but which shall satisfy the provisions of Section 11(a) of the Act) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

          (f) During a period of 360 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers and directors and such of its shareholders as have been heretofore designated by you not to engage in any of the aforementioned transactions on their own behalf, other than (i) the Company's sale of Shares hereunder, (ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options and (iii) in the case of such of its shareholders as have heretofore been designated by you, the transfer of shares of capital stock of the Company to the partners of such shareholders who are partnerships in respect of their distributive share of such partnership's assets, who provide to you an undertaking that they will not engage in any of the aforementioned transactions on their own behalf.

          (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of (i) all reports to its shareholders, and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange or quotation system upon which the Common Stock may be listed.

          (h) The Company will not take, directly or indirectly, any action that might reasonably be expected to cause or result in (i) stabilization of the price of the Common Stock to facilitate the sale or resale of the Common Stock, or (ii) manipulation of the price of the Common Stock.

          (i) The Company will take, and will cause its subsidiaries to take, such action as may be necessary to comply with the rules and regulations of the Nasdaq Stock Market's National Market in respect of the offering of the Shares.

          (j) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act; provide to the Representatives a draft of each such report prior to its filing for your approval, and furnish the Representatives with a signed copy of each report; and take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Act of 1940, as amended, and the rules and regulations thereunder.

          (k) The Company will use its best efforts to obtain the inclusion of the Common Stock on the Nasdaq Stock Market's National Market.

          5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed, and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto, the underwriting documents (including this Agreement, and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) listing the Shares on the Nasdaq Stock Market's National Market, (v) the review of the terms of the public offering of the Shares by the National Association of Securities Dealers, Inc., and (vi) the costs and charges of any transfer agent and registrar.

          6. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (or in the case of the Additional Shares as of the Additional Closing Date), to the absence from any certificates, opinions, written statements or letters furnished to you or to Jenkens & Gilchrist, a Professional Corporation ("Underwriters' Counsel"), pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective and all necessary stock exchange approval by the Nasdaq Stock Market's National Market have been received not later than 5:30 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof, and, at or prior to the Closing Date and the Additional Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration

    Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date and the Additional Closing Date, you shall have received the opinion of Vinson & Elkins L.L.P. counsel for the Company, dated the Closing Date, or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                     (i) Each of the Company and each of its subsidiaries has been duly organized and is validly existing as a corporation or partnership in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation or partnership in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that could not reasonably be expected to result in a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite corporate or partnership authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock or partnership interests of each subsidiary of the Company is duly and validly issued, is fully paid and non-assessable, was not issued in violation of any preemptive rights and is held of record by the Company or another such subsidiary.

                     (ii) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date, or Additional Closing Date, as the case may be, have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. Each of the Underwriters will receive good, valid and marketable title to the Firm Shares and the Additional Shares being sold by the Company hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, shareholders' agreements, voting trusts and other defects of title whatsoever.

                     (iii) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the heading entitled "Description of Capital Stock;" the certificates for the Shares are in proper form under Delaware law.

                     (iv) The Common Stock has been approved for listing, and the Shares to be sold under this Agreement to the Underwriters have been duly authorized for listing, subject to notice of issuance, on the Nasdaq Stock Market's National Market.

                     (v) Such counsel does not know of any contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Regulations that have not been filed as exhibits to the Registration Statement, or that are required to be summarized in the Prospectus that are not so summarized.

                     (vi) To such counsel's knowledge, the Company is not in violation of its corporate charter or bylaws and neither the Company nor any of its subsidiaries is in default under (and no event has occurred which with notice, lapse of time, or both, would constitute a breach of, or a default under) any agreement, license, mortgage, deed of trust, bank loan, credit agreement, indenture or instrument filed as an exhibit to the Registration Statement, except for such defaults as would not reasonably be expected to result in a Material Adverse Effect.

                     (vii) The Company has all necessary corporate power to execute and deliver this Agreement and to perform its obligations (including the issuance, sale and delivery of the Shares to be sold by the Company) hereunder.

                     (viii) The Company and ESLP have the necessary power and authority to enter into each of the Formation Documents, and each of the Formation Documents have been duly authorized, executed and delivered by the Company and, as applicable, ESLP, and each of the Formation Documents is a legally valid and binding agreement of the Company and, as applicable, ESLP, in accordance with its terms. The Formation has been consummated in compliance with the terms of the Formation Documents and the applicable provisions of the laws of the State of Delaware, including the Delaware General Corporation Law and the Delaware Limited Partnership Act.

                     (ix) This Agreement has been duly and validly authorized, executed and delivered by the Company and ESLP.

                     (x) To such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which, if resolved against the Company or such subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectus, which has not been properly disclosed therein.

                     (xi) The execution, delivery, and performance of this Agreement and the Formation Documents and the consummation of the transactions contemplated hereby and thereby by the Company, ESLP and their respective subsidiaries do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, ESLP or any of their respective subsidiaries pursuant to the terms of any agreement or instrument filed as an exhibit to the Registration Statement or any material franchise, license or permit known to such counsel to which the Company, ESLP or any of their respective subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound, or (B) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company, the partnership agreement of ESLP or any of their respective subsidiaries, or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, ESLP or any of their respective subsidiaries or any of their respective properties or assets. To the knowledge of such counsel, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company, ESLP or any of their respective subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the Formation Documents and the consummation of the transactions contemplated hereby and thereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), and (2) such as have been made or obtained under the Act.

                     (xii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                     (xiii) The Registration Statement is effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made within the time periods required thereby.

                     (xiv) No income for Federal income tax purposes will be recognized by the Company or any of its subsidiaries as a result of the consummation of the Formation. During the term of its existence ESLP has been properly classified as a partnership for Federal income tax purposes.

                     (xv) The shares of Common Stock issued pursuant to the Formation were issued in transactions exempt from the registration requirements of the Act and the securities laws of the State of Texas.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon, and does not assume responsibility for and has not verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing (relying as to materiality upon the opinions of officers and other representatives of the Company) and without independent check or verification, nothing has come to the attention of such counsel that leads it to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective (including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the Closing Date or the Additional Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinion (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate or partnership existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

          (c) At the Closing Date and the Additional Closing Date, you shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, or Additional Closing Date, as the case may be, to the effect that (i) the condition set forth in subsection
    (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, or Additional Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date, or the Additional Closing Date, as the case may be, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed, and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and, except as set forth in or contemplated by the Registration Statement, there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or other), or results of operations of the Company and its subsidiaries, taken as a whole.

          (d) At the time this Agreement is executed, you shall have received a letter from E&Y, independent public accountants for the Company, ESLP and the other entities whose financial statements appear in the Prospectus, dated as of the date of this Agreement (the "Original Letter") addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company, ESLP and the other entities whose financial statements appear in the Prospectus, within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements of the Company, ESLP and the other entities whose financial statements appear in the Prospectus, included in the Registration Statement and the Prospectus and covered by their opinions therein, comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Original Letter, including the procedures specified by the American Institute of Certified Public Accounts as described in SAS 71, Interim Financial Information, a reading of the minutes of meetings and
        -----------------------------
    consents of the shareholders and boards of directors of the Company and the committees of such board subsequent to August 1, 1996, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to August 1, 1996 and other procedures and inquiries as may be specified in the Original Letter to a date not more than five days prior to the date of the Original Letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) the unaudited consolidated financial statements which were not included in the Prospectus but from which were derived any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (A) were not determined on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus; (C) the unaudited pro forma financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; (D) as of (I) September 30, 1996 and (II) a specified date not more than five days prior to the date of the Original Letter, there have been any changes in the capital stock, notes payable, or other debt or indebtedness of the Company or decreases in total assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in the Original Letter; and (E) for the periods from (I) the date of the latest financial statements included in the Prospectus to September 30, 1996 and (II) September 30, 1996 to the specified date referred to in Clause (D)(II), there were any decreases, as compared with the corresponding period in the prior fiscal year and in the prior fiscal quarter, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in the Original Letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting, financial or other records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement. At the Closing Date and, as to the Additional Shares, the Additional Closing Date, E&Y shall have furnished to you a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date or the Additional Closing Date, as the case may be, which would require any change in the original Letter if it were required to be dated and delivered at the Closing Date or the Additional Closing Date, as the case may be.

          (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, and the Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters, as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) You shall have received from each person who is a director or executive officer of the Company and from each shareholder of the Company as has been heretofore designated by you an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of capital stock of the Company (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of capital stock of the Company) for a period of 360 days after the date of the Prospectus, other than transfers of shares of capital stock to partners of such shareholders who are partnerships in respect of their distributive shares of such partnership's assets who furnish to you an agreement (in form and substance satisfactory to you) to the effect that they will not engage in any of the aforementioned transactions.

          (g) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq Stock Market's National Market, subject to notice of issuance.

          (h) The consummation of the Formation shall have occurred prior to or shall have occurred simultaneously with the closing hereunder.

          (i) Prior to the Closing Date and the Additional Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date, and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and ESLP in writing, or by telephone, telex or telegraph, confirmed in writing.

          7.    Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; further, provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus, provided that the Company has delivered the
                                     --------
    Prospectus to the several Underwriters, in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, its employees, agents and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
    Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the final paragraph of the cover page and in the first two paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed, or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (c)   Promptly after receipt by an indemnified party under subsection
    (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

          8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7(a) hereof is for any reason held to be unavailable from the Company, or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

          9.    Default by an Underwriter.

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

          (b) In the event that such default relates to more than 10% of the Firm Shares, or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares, or Additional Shares, as the case may be, to which such default relates, on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares, shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters or the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date, or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

          10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the several Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 11(d) and 14 hereof shall survive the termination of this Agreement including pursuant to Sections 9 or 11 hereof.

          11.   Effective Date of Agreement; Termination.

          (a) This Agreement shall become effective at such time after notification of the effectiveness of the Registration Statement as you and the Company shall agree upon the initial public offering price and the purchase price per Share. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 p.m., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters, except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7, and 8 hereof shall at all times be in full force and effect.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date, or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, by giving notice to the Company, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the securities markets; or (ii) if trading on the New York or American Stock Exchanges or the Nasdaq Stock Market's National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or the Nasdaq Stock Market's National Market or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities; or (iv) if a banking moratorium has been declared by a state or federal authority, or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or (v) if any new restriction materially adversely affecting the distribution of the Firm Shares, or the Additional Shares, as the case may be, shall have become effective; or (vi) if the Company shall have sustained a material or substantial loss, which, whether or not such loss shall have been insured, in your judgment makes it inadvisable to proceed with the offering, sale, or delivery of the Firm Shares, or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus; or (vii) if there shall have been such change in the market for the Company's securities or securities in general, or in political, financial or economic conditions as in your judgment makes it inadvisable to proceed with the offering, sale or delivery of the Firm Shares, or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telegraph, or telecopy, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof, or (ii) Sections 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the several Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein, or comply with any provision hereof, the Company agrees subject to demand by you, to reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the several Underwriters in connection herewith.

          12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, telegraphed, or telecopied, and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10041, Attention: Corporate Finance; if sent to the Company shall be mailed, delivered, telexed, telegraphed, or telecopied, and confirmed in writing, in the case of the Company, to the Company, 2001 Bryan Street, Suite 2300, Dallas, Texas 75201, Attention: Robert A. Faith, Chief Executive Officer.

          13. Parties. You represent that you are authorized to act on behalf of the several Underwriters named in Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Underwriters when the same shall have been given by you on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company and ESLP and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          14. Agreement of ESLP. If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to notification by you as provided in Section 11(a) hereof, Section 9(b) or Section 11(b) hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, ESLP agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection with effecting the transactions contemplated in this Agreement.

          15. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to the rules governing conflicts of laws. Time is of the essence in this agreement.

          If the foregoing correctly sets forth the understanding among you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.



                                Very truly yours,

                                HOMEGATE HOSPITALITY, INC.



                                By:
                                   --------------------------------
                                Print Name:
                                           ------------------------
                                Title:
                                      -----------------------------


                                EXTENDED STAY LIMITED PARTNERSHIP
                                a Delaware limited partnership
                                By:   ESH Partners,L.P., a Delaware limited
                                      partnership, its general partner
                                      By:   Crow Family, Inc., a Texas
                                            corporation, its general partner


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                By: JMI/Greystar Extended Stay Partners, L.P. a Delaware limited partnership
                                      By:   Greystar Holdings, Inc., a Delaware
                                            corporation, its general partner

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Accepted as of the date first above written.

BEAR, STEARNS & CO. INC.
MONTGOMERY SECURITIES


By: BEAR, STEARNS & CO. INC.

By:
   -------------------------------
Print Name:
           -----------------------
Title:
      ----------------------------

On behalf of themselves and the other several Underwriters named in Schedule I hereto.

                                   SCHEDULE I


                                                                    Number of
Underwriter:                                                       Firm Shares
-----------                                                        -----------

Bear, Stearns & Co. Inc.....................................................
Montgomery Securities.......................................................